UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934
Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☒	Definitive Information Statement

ECO BUILDING PRODUCTS, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒     No fee required.

☐     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐     Fee paid previously with preliminary materials.

☐     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION  STATEMENT

ECO BUILDING PRODUCTS, INC.
900 West Vista Way
Vista, CA 92083

(Definitive)

April 3, 2013

GENERAL  INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Eco Building Products, Inc., a Colorado Corporation (the “Company”), to notify such Stockholders of the following:

(1)
On or about March 5, 2013, the Company received written consents in lieu of a meeting of Stockholders from Shareholders owning a majority of the issued and outstanding shares of the Company authorizing the Board to amend our Articles of Incorporation in the State of Colorado to increase the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time to Nine Hundred Fifty Million (950,000,000) shares of common stock at par value of $.001.

On March 5, 2013, the Board approved the increase in our authorized shares. Accordingly, your consent is not required and is not being solicited in connection with the approval of the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.  The Board has fixed the close of business on March 5, 2013, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about March 12, 2013 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”)  with the Securities and Exchange Commission (the “Commission”).  Reports and other information filed by the Company can be inspected and copied at    the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for the quarter ended December 31, 2012;
2.	Quarterly Report on Form 10-Q for the quarter ended September 30, 2012; and
3.	Annual Report on Form 10-K for the year ended June 30, 2012.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q AND HOUSEHOLDING

A copy of the Company’s Annual Report on Form 10-K, as well as, Forms 10-Q, as filed with the SEC are available upon written request and without charge to shareholders by writing to the Company c/o, Chief Financial Officer, 909 West Vista Way, Vista, CA 92083 or by calling telephone number (760) 732-5826. A copy of any and all information that has been incorporated by reference into this information statement shall be sent by first class mail or other equally prompt means within one business day of receipt of such request.

In certain cases, only one Annual Report and Quarterly Report(s) may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report or Quarterly Report(s), as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Chief Financial Officer, Eco Building Products, Inc. at the address or telephone number indicated in the previous paragraph. In addition, shareholders sharing an address can request delivery of a single copy of Annual Reports or Quarterly Reports if they are receiving multiple copies of Annual Reports or Quarterly Reports by directing such request to the same mailing address.

All Annual Reports and Quarterly Reports are filed with the Commission and are of public record. Such information can be accessed at www.sec.gov.

OUTSTANDING VOTING SECURITIES

As of March 5, 2013, the Company had 409,072,586 shares of Common Stock issued and outstanding.    Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. On March 5, 2013, the holders of the majority of the issued and outstanding shares of the Company held 87,237,902 shares or approximately 21.33% of the 409,072,586 shares of Common Stock then outstanding, each with 1 vote executed and delivered to the Company a written consent approving the actions set forth herein. Since the action has been approved by the holders of the majority of the issued and outstanding shares of the Company, no proxies are being solicited with this Information Statement.  The Board adopted resolutions approving the actions set forth herein on March 5, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on March 5, 2013, by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, and or (ii) each director and officer, and (iii) all officers and directors as a group:

Name of Beneficial Owner	Number of Common Shares Owned	Percent of Class
Steven Conboy	73,487,902	17.96%
Mark Vuozzo	13,750,000	3.36%
Manhattan Resources, Ltd	81,000,000	19.80%
All Officers and Directors as a Group (2 persons)	87,237,902	21.33%

DISSENTER’S RIGHTS OF APPRAISAL

No Appraisal Rights

Under the Colorado General Corporation Law, dissenting shareholders will not have rights to appraisal in connection with the Action discussed in this Information Statement.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the maximum number of shares outstanding at any time shall be Five Hundred Million (500,000,000) shares of common stock with no preemptive rights, $.001 par value. On March 5, 2013, the Board approved an amendment to the Articles of Incorporation to authorize Nine Hundred Fifty Million (950,000,000) shares of common stock, $.001 par value. Each share of common stock is entitled to one vote. The Board is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the common stock or preferred stock. These additional shares of common stock will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock which are currently authorized.

The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize Four Hundred Fifty Million (450,000,000) additional shares of common stock. Such increase is not attributable to a specific transaction, or anticipated transaction. As such, no consideration has been received or is to be received by the Company for a transaction underlying the increase in common stock. The reason for the increase is to be able to use the additional common shares as a tool to attract companies to engage in mergers and acquisitions with the Company. The general effect upon the rights of the existing security holders as a result of the increase in common stock is an overall dilution of the Company’s stock and the inherent effects that increasing the Company’s outstanding common stock has on shareholder value based on the dilutive impact of the additional authorized shares. If the Board deems it to be in the best interests of the Company and the stockholders of the Company to issue additional shares of common stock in the future from authorized shares, the Board generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the actions stated herein, shall not occur until a date at least twenty (20) days after   the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on April 1 , 2013.

By Order of the Board

/s/Steven Conboy
Steven Conboy
President, CEO & Board Member